UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2015

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2015, OceanFirst Financial Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, OceanFirst Bank (“OceanFirst Bank”) and Colonial American Bank (“Colonial American”). Pursuant to the Merger Agreement, Colonial American, a New Jersey state chartered commercial bank, will merge with and into OceanFirst Bank, a federally-chartered capital stock savings bank, with OceanFirst Bank as the surviving entity (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger (the “Effective Time”), each of Colonial American’s common shares and Series A Preferred Shares will be converted the right to receive 0.3736 shares of the Company’s common stock (the “Exchange Ratio”). The Exchange Ratio is subject to adjustment in certain circumstances set forth in the Merger Agreement, including (i) in the event of the sale of certain designated loans above a price provided for in the Merger Agreement, (ii) Colonial American having a tangible book value below $9,655,921, or (iii) a recovery in excess of expenses prior to the closing with respect to certain litigation, as also set forth in the Merger Agreement.

The Merger Agreement provides that all Colonial American stock options that are outstanding immediately prior to the Effective Time (“Old Stock Options”) shall automatically be converted as of the Effective Time into options to purchase Company common stock (“New Stock Options”), which New Stock Options shall be identical to the Old Stock Options in all material respects, except that (i) upon exercise of the New Stock Options, the optionholder will receive Company common stock rather than Colonial American common stock, (ii) the number of shares of Company common stock covered by each New Stock Option shall equal the number of shares of Colonial American common stock covered by the corresponding Old Stock Option multiplied by the Exchange Ratio (rounded up or down to the nearest whole share, with .50 being rounded down), (iii) the exercise price of each New Stock Option shall equal the exercise price applicable to the corresponding Old Stock Option divided by the Exchange Ratio (rounded up or down to the nearest whole cent, with .50 being rounded up) and (iv) the committee that administers the plan by which such New Stock Options are governed shall be the compensation committee of the Board of Directors of Company. In all other material respects, the New Stock Options shall be governed by the terms of the equity compensation plans and agreements under which they were originally granted.

The Merger Agreement also provides that the Company will purchase all outstanding Colonial American stock purchase warrants outstanding for a price of $0.27 per warrant. It is a condition to closing that warrants to purchase 75% of the shares of Colonial American Bank common stock subject to the warrants must be tendered, and that each holders of warrants to purchase more than 5,000 Colonial American shares must tender their warrants. Currently, there are warrants outstanding to purchase 460,403shares of Colonial American common stock, with an exercise price of $10 per share. Any warrants not tendered to the Company for purchase will remain outstanding and be converted into the right to purchase shares of the Company’s common stock, with the number of shares purchasable and the exercise price adjusted to reflect the Exchange Ratio.

Concomitantly with the execution of the Merger Agreement, Voting Agreements (collectively, the “Voting Agreements”) were executed by each member of the Boards of Directors of Colonial American, its executive officers and certain substantial stockholders of Colonial American capital stock. Pursuant to the Voting Agreements, among other things, such persons have irrevocably agreed (i) to vote any Colonial American common stock held by them in favor of the Merger Agreement and the Merger at any meeting of the stockholders of Colonial American called for such purpose, and (ii) to abide by certain transfer restrictions with respect to their Colonial American common stock. In addition, each party who signed a Voting Agreement also tendered their Colonial American stock purchase warrants to the Company for purchase, effective as of the Effective Time.

Anthony Giordano, Nancy Mazza and Lisa Borghese, each an executive officer of Colonial American, have each entered into an employment agreement with the Company which shall be effective as of the Effective Time.

At Closing, the Company will create a trust (the “Liquidating Trust”) for the benefit of the stockholders of Colonial American immediately prior to the Effective Time (the “CAB Stockholders”). The Liquidating Trust will pursue, for the sole benefit of the CAB Stockholders, certain litigation pending as of the Effective Time. Proceeds of such claims, net of the costs of recovery, will be distributed to the CAB Stockholders in accordance with the terms of the Liquidating Trust. The Company will waive all right, title and interest in any such recovery, including but not limited to recovery from any policy of insurance, related to such claims, and will have no obligation to fund any expenses of the Liquidating Trust.

The transaction has been approved by the Boards of Directors of the Company, OceanFirst Bank and Colonial American. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of Colonial American’s stockholders.

The Merger Agreement includes customary representations, warranties and covenants of the Company and OceanFirst Bank, together, and Colonial American made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract by and among the Company, OceanFirst Bank and Colonial American are not intended to provide factual, business, or financial information about the Company, OceanFirst Bank and Colonial American. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or different from what a stockholder might view as material, may have been used for purposes of allocating risk between the Company, OceanFirst Bank and Colonial American rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Colonial American has agreed to operate its business in the ordinary course consistent with past practice until the closing of the transaction and not to engage in certain kinds of transactions during such period (without the prior written consent of the Company).

The Merger Agreement provides that the Merger Agreement may be terminated in certain instances, including: (i) at any time by the mutual written agreement of both parties; (ii) by either party not in material breach if there shall be a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party; (iii) by either party not then in material breach if there shall be a material failure to perform or comply with any of the covenants or agreements set forth in the Merger Agreement; (iv) by either party, if the closing shall not have occurred by the Termination Date (as defined in the Merger Agreement), or such later date as shall have been agreed to in writing; (v) by either party, if the stockholders of Colonial American shall have voted against approval of the Merger Agreement; (vi) by either party if the approval of any governmental entity of the Merger Agreement transactions is denied; (vii) by the board of directors of either party not then in material breach in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled; (viii) by the Company if Colonial American shall have materially breached its obligations with by soliciting a competing acquisition proposal or failed to timely call a stockholders meeting, or if the Colonial American board of directors does not publicly recommend stockholders approval of the Merger Agreement; and (ix) by either party if prior to the approval of its shareholders, Colonial American enters into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement).

The foregoing description of the Merger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

On February 25, 2015, the Company issued a press release announcing the execution of the Merger Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition to those risk factors listed in the Company’s Annual Report on Form 10-K, the following factors could cause the actual results of the Company’s operations to differ materially from the Company’s expectations: the businesses of the Company and Colonial American may not be combined successfully, or such combination may take longer to accomplish than expected; the cost savings from the Merger may not be fully realized or may take longer to realize than expected; operating costs, customer loss and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; governmental approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger; or the stockholders of Colonial American may fail to approve the Merger.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Colonial American and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. Colonial American will mail the proxy statement/prospectus to its stockholders. STOCKHOLDERS OF COLONIAL AMERICAN ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other filings containing information about the Company at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at the Company’s website at www.oceanfirstonline.com under the tab “Investor Relations,” and then under the heading “SEC Filings”.

Item 7.01	Regulation FD Disclosure

On February 25, 2015, the Company released a presentation to investors providing information about the Merger. That presentation is attached to this report as Exhibit 99.2, and is incorporated by reference herein.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Registrant under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Registrant that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Definitive Agreement and Plan of Merger dated as of February 25, 2015 by and among OceanFirst Financial Corp., OceanFirst Bank and Colonial American Bank

99.1	Press Release dated February 25, 2015

99.2	OceanFirst Financial Corp. Presentation dated February 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OceanFirst Financial Corp.

DATE: February 26, 2015	By:	/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Definitive Agreement and Plan of Merger dated as of February 25, 2015 by and among OceanFirst Financial Corp., OceanFirst Bank and Colonial American Bank

99.1	Press Release dated February 25, 2015

99.2	OceanFirst Financial Corp. Presentation dated February 25, 2015